Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces First Quarter 2015 Results

•	Revenue of $116.2 million grew 14.2% Year-Over-Year

•	Acquisitions of MACH4 Pharma Systems and Avantec Healthcare Ltd. completed

MOUNTAIN VIEW, Calif. -- April 30, 2015 -- Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its first quarter ended March 31, 2015.

GAAP results: Revenue for the first quarter of 2015 was $116.2 million, up $14.5 million or 14.2% from the first quarter of 2014, and down $5.3 million or 4.4% from the fourth quarter of 2014.

First quarter 2015 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $6.3 million, or $0.17 per diluted share. This compares to net income of $6.2 million, or $0.17 per diluted share, in the first quarter of 2014 and net income of $9.2 million, or $0.25 per diluted share, in the fourth quarter of 2014.

Non-GAAP results: Non-GAAP net income was $10.8 million for the first quarter of 2015, or $0.29 per diluted share. Non-GAAP net income for the first quarter excludes $3.7 million of stock-based compensation expense and $1.2 million ($0.8 million net of the $0.4 million tax effect) of amortization expense for all intangible assets associated with acquisitions made by Omnicell in 2014 and earlier years. This compares to non-GAAP net income of $9.6 million, or $0.26 per diluted share, for the first quarter of 2014. Non-GAAP net income for the first quarter of 2014 excluded $2.7 million of stock-based compensation expense and $1.0 million ($0.6 million net of $0.4 million tax effect) of amortization expense for all intangible assets acquired in connection with our business acquisitions. First quarter 2015 results compare to non-GAAP net income of $14.3 million for the fourth quarter of 2014 or $0.39 per diluted shares. Non-GAAP net income for the fourth quarter excludes $4.2 million of stock-based compensation expense and $1.2 million ($0.8 million net of the $0.4 million tax effect) of amortization expense for all intangible assets associated with our business acquisitions.

“I am pleased to report Omnicell's very strong start to the year, as the success we achieved in 2014 based on our established growth strategy is continuing to deliver great results,” said Randall Lipps, Omnicell president, chairman and CEO. “In the first quarter of 2015 we exceeded expectations in each of our key measures of new orders, revenues and profit.”

“We are well positioned to pursue future growth as well, as demonstrated by the recently announced acquisitions of MACH4 Pharma Systems, a producer of robotic medication dispensing systems and Avantec Healthcare Ltd., our longstanding distribution partner in the U.K., in addition to our continued success in competitive conversions of leading health systems,” he added.

Reporting Segments

In the first quarter of 2015, we enhanced the management of our business, operating structure and segment reporting structure by excluding certain corporate-level costs from our reporting segments based on how the Chief Operating Decision Maker (“CODM”)

reviews the business. Corporate-level costs may include expenses related to executive management, finance and accounting, human resources, legal, training and development, and certain administrative expenses. Our CODM allocates resources and evaluates the performance of our segments using information about its revenues, gross profit and income from operations, excluding certain costs which are managed separately at the corporate level.

The historical information presented has been retrospectively adjusted to reflect the enhanced segment reporting and are included below in 'Segmented Information - As Recast.' We have also provided the same Segmented Information for our current quarter below.

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, April 30, 2015 at 1:30 p.m. PT to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 28311534. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:59 p.m. PT on May 21, 2015. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 28311534.

About Omnicell

Since 1992, Omnicell (NASDAQ: OMCL) has been creating new efficiencies to improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software for patient-centric medication and supply management across the entire health care continuum from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 3,000 customers worldwide have utilized Omnicell Automation and Analytics solutions to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions to help reduce costly hospital readmissions. In addition, these solutions enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, please visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s profit and revenue growth and the success of Omnicell’s strategy for growth, including differentiated products, expansion into new markets and targeted acquisitions. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, the ability of the company to improve sales productivity to grow product bookings, to develop new products and to acquire and successfully integrate companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, Compensation - Stock Compensation (ASC 718) as non-GAAP adjustments in each period.

b) Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as excluding certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

· Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

· Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Revenues:
Product	$94,109	$100,291	$82,580
Services and other revenues	22,112	21,250	19,184
Total revenues	116,221	121,541	101,764

Cost of revenues:
Cost of product revenues	45,416	49,005	38,900
Cost of services and other revenues	9,120	8,757	8,369
Total cost of revenues	54,536	57,762	47,269

Gross profit	61,685	63,779	54,495

Operating expenses:
Research and development	8,019	8,132	6,121
Selling, general and administrative	43,287	42,173	38,420
Total operating expenses	51,306	50,305	44,541
Income from operations	10,379	13,474	9,954
Interest and other income (expense), net	(517)	(77)	(256)
Income before provision for income taxes	9,862	13,397	9,698
Provision for income taxes	3,544	4,162	3,504
Net income	$6,318	$9,235	$6,194

Net income per share:
Basic	$0.18	$0.26	$0.18
Diluted	$0.17	$0.25	$0.17

Weighted average shares outstanding:
Basic	36,024	35,697	35,225
Diluted	36,914	36,585	36,305

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$139,553	$125,888
Accounts receivable, net	88,107	82,763
Inventories	33,190	31,554
Prepaid expenses	16,811	23,518
Deferred tax assets	12,444	12,446
Other current assets	6,217	7,215
Total current assets	296,322	283,384
Property and equipment, net	34,373	36,178
Long-term net investment in sales-type leases	10,443	10,848
Goodwill	122,216	122,720
Intangible assets, net	81,279	82,667
Long-term deferred tax assets	1,330	1,144
Other long-term assets	24,963	23,273
Total assets	$570,926	$560,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,812	$19,432
Accrued compensation	17,064	19,874
Accrued liabilities	22,113	19,299
Deferred service revenue	23,301	25,167
Deferred gross profit	24,334	28,558
Total current liabilities	108,624	112,330

Non-current deferred service revenue	19,841	20,308
Non-current deferred tax liabilities	30,999	30,454
Other long-term liabilities	6,012	7,024
Total liabilities	165,476	170,116

Stockholders’ equity:
Total stockholders’ equity	405,450	390,098

Total liabilities and stockholders’ equity	$570,926	$560,214

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2015		December 31, 2014		March 31, 2014
	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted
GAAP	$6,318	$0.17	$9,235	$0.25	$6,194	$0.17
Non-GAAP adjustments:
Amortization of intangible assets acquired by acquisition	1,231		1,233		1,048
Income tax effect of non-GAAP adjustments (a):	(443)		(383)		(379)
Subtotal after-tax adjustments	788		850		669
ASC 718 share-based compensation adjustment (b):
Gross profit	517		483		268
Operating expenses	3,148		3,692		2,461
Subtotal ASC 718 share-based compensation adjustments	3,665		4,175		2,729

Total non-GAAP adjustments	4,453	0.12	5,025	0.14	3,398	0.09

Non-GAAP	$10,771	$0.29	$14,260	$0.39	$9,592	$0.26

____________________________________________

(a)	Tax effects are calculated using the effective tax rates for the respective periods presented.

(b)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense for the periods presented.

Omnicell, Inc.
Calculation of Adjusted EBITDA(1)
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014

GAAP net income	$6,318	$9,235	$6,194

Add back:
ASC 718 stock compensation expense	3,665	4,175	2,729
Interest expense, net	99	18	(2)
Depreciation and amortization expense	5,711	5,566	4,612
Income tax expense	3,544	4,162	3,504

Non-GAAP adjusted EBITDA(1)	$19,337	$23,156	$17,037

____________________________________________

(1)
Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, as well as excluding certain non-GAAP adjustments.

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2014
	Automation and Analytics	Medication Adherence	Total

Revenues	$81,499	$20,265	$101,764
Cost of revenues	34,940	12,329	47,269
Gross profit	46,559	7,936	54,495
Gross margin %	57.1%	39.2%	53.6%

Operating expenses	25,102	4,651	29,753
Income from segment operations	$21,457	$3,285	$24,742
Operating margin %	26.3%	16.2%	24.3%

Corporate costs			14,788
Income from operations			$9,954

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Three Months Ended June 30, 2014
	Automation and Analytics	Medication Adherence	Total

Revenues	$84,702	$20,350	$105,052
Cost of revenues	35,992	13,020	49,012
Gross profit	48,710	7,330	56,040
Gross margin %	57.5%	36.0%	53.3%

Operating expenses	26,044	4,800	30,844
Income from segment operations	$22,666	$2,530	25,196
Operating margin %	26.8%	12.4%	24.0%

Corporate costs			12,638
Income from operations			$12,558

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Three Months Ended September 30, 2014
	Automation and Analytics	Medication Adherence (1)	Total

Revenues	$89,547	$22,996	$112,543
Cost of revenues	38,412	14,585	52,997
Gross profit	51,135	8,411	59,546
Gross margin %	57.1%	36.6%	52.9%

Operating expenses	27,420	4,822	32,242
Income from segment operations	$23,715	$3,589	27,304
Operating margin %	26.5%	15.6%	24.3%

Corporate costs			13,707
Income from operations			$13,597

_________________________________________________

(1)	Includes Surgichem results as of August 2014.

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Three Months Ended December 31, 2014
	Automation and Analytics	Medication Adherence (1)	Total

Revenues	$98,347	$23,194	$121,541
Cost of revenues	41,983	15,779	57,762
Gross profit	56,364	7,415	63,779
Gross margin %	57.3%	32.0%	52.5%

Operating expenses	27,363	6,313	33,676
Income from segment operations	$29,001	$1,102	30,103
Operating margin %	29.5%	4.8%	24.8%

Corporate costs			16,629
Income from operations			$13,474

_________________________________________________

(1)	Includes Surgichem results as of August 2014.

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Twelve Months Ended December 31, 2014
	Automation and Analytics	Medication Adherence (1)	Total

Revenues	$354,095	$86,805	$440,900
Cost of revenues	151,327	55,713	207,040
Gross profit	202,768	31,092	233,860
Gross margin %	57.3%	35.8%	53.0%

Operating expenses	105,929	20,586	126,515
Income from segment operations	$96,839	$10,506	107,345
Operating margin %	27.3%	12.1%	24.3%

Corporate costs			57,762
Income from operations			$49,583

_________________________________________________

(1)	Includes Surgichem results as of August 2014.

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2015
	Automation and Analytics	Medication Adherence	Total

Revenues	$92,779	$23,442	$116,221
Cost of revenues	38,852	15,684	54,536
Gross profit	53,927	7,758	61,685
Gross margin %	58.1%	33.1%	53.1%

Operating expenses	28,589	6,341	34,930
Income from segment operations	$25,338	$1,417	26,755
Operating margin %	27.3%	6.0%	23.0%

Corporate costs			16,376
Income from operations			$10,379

Omnicell, Inc.
Non-GAAP Gross Margin and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended
	March 31, 2015		March 31, 2014

Revenue	$116,221		$101,764

GAAP Gross profit	$61,685	53.1%	$54,495	53.6%
Plus:
a) Stock-based compensation expense	517	0.4%	268	0.3%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	368	0.3%	368	0.3%
Non-GAAP Gross profit	$62,570	53.8%	$55,131	54.2%

GAAP Operating expenses	$51,306	44.1%	$44,541	43.8%
Less:
a) Stock-based compensation expense	3,148	2.7%	2,461	2.4%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	863	0.7%	680	0.7%
Non-GAAP Operating expenses	$47,295	40.7%	$41,400	40.7%

GAAP Operating income	$10,379	8.9%	$9,954	9.8%
Plus:
a) Stock-based compensation expense	3,665	3.1%	2,729	2.7%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	1,231	1.1%	1,048	1.0%
Non-GAAP Operating income	$15,275	13.1%	$13,731	13.5%

Omnicell, Inc.
Segment Information - Non-GAAP Gross Margin and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2015
	Automation and Analytics		Medication Adherence		Total

Revenues	$92,779		$23,442		$116,221

GAAP Gross profit	$53,927	58.1%	$7,758	33.1%	$61,685	53.1%
Plus:
a) Stock-based compensation expense	351	0.4%	$166	0.7%	517	0.4%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	35	0.0%	$333	1.4%	368	0.3%
Non-GAAP Gross profit	$54,313	58.5%	$8,257	35.2%	$62,570	53.8%

GAAP Operating income	$25,338	27.3%	$1,417	6.1%	$26,755	23.0%
Plus:
a) Stock-based compensation expense	1,443	1.5%	256	1.1%	1,699	1.4%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	147	0.2%	1,084	4.6%	1,231	1.1%

Non-GAAP Operating income	$26,928	29.0%	$2,757	11.8%	$29,685	25.5%

GAAP Corporate costs					$16,376	14.1%
Less: Stock-based compensation expense					1,966	1.7%
Non-GAAP Corporate costs					$14,410	12.4%

Non-GAAP Income from operations					$15,275	13.1%

Omnicell, Inc.
Segment Information - Non-GAAP Gross Margin and Non-GAAP Operating Margin
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2014
	Automation and Analytics		Medication Adherence		Total

Revenues	$81,499		$20,265		$101,764

GAAP Gross profit	$46,559	57.1%	$7,936	39.2%	$54,495	53.6%
Plus:
a) Stock-based compensation expense	237	0.3%	31	0.2%	268	0.3%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	35	0.1%	333	1.6%	368	0.3%
Non-GAAP Gross profit	$46,831	57.5%	$8,300	41.0%	$55,131	54.2%

GAAP Operating income	$21,457	26.3%	$3,285	16.2%	$24,742	24.3%
Plus:
a) Stock-based compensation expense	1,029	1.3%	156	0.8%	1,185	1.2%
b) Amortization expense of acquired intangible assets and other acquisition-related expenses	147	0.2%	901	4.4%	1,048	1.0%

Non-GAAP Operating income	$22,633	27.8%	$4,342	21.4%	$26,975	26.5%

GAAP Corporate costs					$14,788	14.5%
Less: Stock-based compensation expense					1,544	1.5%
Non-GAAP Corporate costs					$13,244	13.0%

Non-GAAP Income from operations					$13,731	13.5%